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                                                                    Exhibit 10.2

                              AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE

$151,050.00                                 Date of Original Note: June 21, 1996

         FOR VALUE RECEIVED, BLOOMING FARM, INC., a Delaware corporation ("Maker"), promises to pay to HINES NURSERIES, INC., a California corporation ("Holder"), or order, at 12621 Jeffrey Road, Irvine, California 92720, or at such other place as the holder of this Note may from time to time designate by written notice to Maker, the principal sum of One Hundred Fifty One Thousand Fifty and No/100 Dollars ($151,050.00), together with interest on the unpaid principal balance thereof, at the rate of six and nine tenths percent (6.9%) per annum.

         Payments of accrued interest only shall be made in monthly installments of Eight Hundred Sixty Eight and 50/100 Dollars; ($868.50). The principal balance and all accrued interest shall be due and payable in full on May 31, 2008.

         Payments shall be made in lawful money of the United States of America.

         This Note amends and restates in its entirety the promissory note made by Maker payable to Payee dated June 21, 1996 in the original principal amount of $151,050.00.

         This Note may be prepaid without penalty or other charge, in whole or in part, without the prior consent of the holder of this Note. Partial prepayments, if any, shall be applied first to any accrued interest then owing, then to the outstanding principal balance.

         This Note and Maker's obligations under this Note are secured by that certain deed of trust by and between Maker and Holder (the "Deed of Trust"). Upon the occurrence of any event of default under this Note or the Deed of Trust, Holder (or the holder of this Note), at its sole and exclusive option, may declare the entire sum of the unpaid principal and accrued interest due under this Note immediately due and payable, all without demand, presentment or notice.

         This Note and Maker's obligations under this Note are not assignable, in whole or in part, by Maker without the prior written consent of Holder (or the holder of this Note). In making the loan evidenced by this Note, Holder has relied on special circumstances that may not be applicable to other parties doing business with Holder. For the foregoing reasons, this Note is not assumable by others or assignable without the prior written consent of Holder (or the holder of this Note).



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         In the event Maker, without the prior written consent of Holder (or the holder of this Note), voluntarily or involuntarily sells, transfers, conveys or encumbers, or contracts to sell, transfer, convey or encumber, title to or possession of all or any interest in the real property granted as security by the Deed of trust, then at the sole and exclusive option of Holder (or the holder of this Note), which Maker hereby acknowledges, Holder (or the holder of this Note) may declare the entire sum of unpaid principal and accrued interest due under this Note immediately due and payable. A waiver by Holder (or the holder of this Note) of the right to exercise the option to accelerate all payments due under this Note shall not be deemed a continuing waiver, and Holder (or the holder of this Note) shall be entitled to exercise such option on any later transfer or to otherwise exercise any of its other rights set forth in this Note or the Deed of trust.

         Maker and any sureties, guarantors, and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, and hereby waive diligence, presentment, protest, demand, and notice of every kind and (to the fullest extent permitted by law) the right to plead any statute of limitations as a defense to any demand hereunder, and hereby agrees that no failure on the part of Holder (or the holder of this Note) to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms hereof, shall constitute a waiver thereof.

         Maker agrees to pay all collection expenses, court costs, and reasonable attorneys', paralegals', and other professionals' fees and costs that may be incurred by Holder (or the holder of this Note) in the collection or enforcement of this Note or the Deed of Trust, including, without limitation, the .costs of instituting, prosecuting, and/or completing judicial or non-judicial foreclosure proceedings under the Deed of Trust securing this Note.

         This Note may be amended or modified only by an instrument in writing which, by its express terms, refers to this Note and which is duly executed by the party or parties sought to be bound thereby.

         This Note shall be binding upon, and inure to the benefit of Maker and their representatives, successors, and permitted assigns. If Maker is one or more persons or entities, they shall be jointly and severally liable for Maker's obligations under this Note.

         Notwithstanding any other provision of this Note to the contrary, the total liability of Maker for payments in the nature of interest, and/or other similar charges shall not exceed the, limits imposed by any applicable Federal or State interest rate laws. If any payments in the nature of interest, and/or other charges made under this Note are held to be in excess of the applicable limits imposed by such laws, it is agreed that such excess shall be considered a payment of principal and the indebtedness evidenced by this Note shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest, and other charges shall not exceed the limits imposed by any applicable Federal or State interest rates laws, in compliance with the desire of Maker and Holder.

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         This Note shall be governed by, and construed in accordance with, the laws of the State of California.

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Promissory Note on September 22, 2003.

                                               "Maker"

                                               BLOOMING FARM, INC., a Delaware
                                               corporation

                                               By: /s/ Douglas D. Allen
                                                   -----------------------------
                                                   Douglas D. Allen

                                                   President

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